UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012
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EDGEN GROUP INC.
(Exact name of Registrant as specified in its charter)
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Commission File Number	State of Incorporation	IRS Employer Identification No.

001-35513	Delaware	38-3860801

18444 Highland Road
Baton Rouge, LA 70809
(225) 756-9868
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2012, Edgen Group Inc. (the “Company”) and certain of its subsidiaries entered into a new asset based revolving credit agreement (“Global Credit Agreement”). The Global Credit Agreement was dated as of December 20, 2012 and entered into by and among Edgen Murray Corporation and Bourland and Leverich Supply Co. LLC ("US Borrowers"); the Company, EDG Holdco LLC, EM Holdings LLC, EMGH Limited, and Pipe Acquisition Limited, as guarantors; Edgen Murray Canada Inc. ("Canadian Borrower"); Edgen Murray PTE. LTD. ("Singapore Borrower"); Edgen Murray Europe Limited, HSP Group Limited, HS Pipequipment (Holdings) Limited, H.S. Pipequipment Limited, H.S. Pipequipment (Aberdeen), H.S. Pipequipment (Northern) Limited, and HSP Valves Limited ("UK Borrowers" and, collectively with the US Borrower, Canadian Borrower and Singapore Borrower, the “Borrowers”); Bank of America, N.A., as agent; and certain other financial institutions named in the exhibit index hereto, party thereto as lenders.

The Global Credit Agreement is a $375,000,000 global credit facility with designated sub-facility limits of $285,000,000 for the US Borrowers, $10,000,000 for the Canadian Borrower, $35,000,000 for the Singapore Borrower and $45,000,000 for the UK Borrowers. Actual credit availability under the Global Credit Agreement will fluctuate because it is subject to a borrowing base limitation that is calculated based on a percentage of eligible trade accounts receivable and inventories, the balances of which fluctuate, and is subject to discretionary reserves and revaluation adjustments. The entities may utilize the Global Credit Agreement for borrowings as well as for the issuance of bank guarantees, letters of credit and other general corporate purposes as defined by the Global Credit Agreement.

Accordion. The Global Credit Agreement also allows the Borrowers, at their option and subject to customary conditions, to request the administrative agent to solicit existing or additional lenders to provide, at the discretion of the lenders, one or more increases in the commitments under the Global Credit Agreement of up to $175,000,000 which can be allocated among the facilities in the U.S., Canada, Singapore, and UK at the Borrowers’ discretion.

Maturity. The Global Credit Agreement matures in December 20, 2017.

Guarantees. Obligations of the US Borrowers are guaranteed by each of the following: Edgen Group Inc., EDG Holdco LLC, and EM Holdings LLC. The obligations of the Canadian Borrower, Singapore Borrower and UK Borrowers are guaranteed by the US Borrowers, each of the other Borrowers, EMGH Limited and Pipe Acquisition Limited.

Security. The Global Credit Agreement is secured by a first priority security interest in all of the working capital assets, including trade accounts receivable and inventories, of the Borrowers and all other assets of the UK Borrowers and Singapore Borrower.

Interest Rates and Fees. Borrowings will bear interest at a rate that varies depending on the type of loan, the Borrower, and the level of Excess Availability. The interest rate will be calculated using a base rate plus a margin. Depending on the type of loan, the base rate will either be a rate published by Bank of America, LIBOR, or SIBOR. The margin will range from 0.75% to 2.25%.
The Borrowers are also required to pay a commitment fee in respect of unutilized commitments that ranges from 0.25% to 0.50% depending on the level of average utilization.

Voluntary Prepayment. The Borrowers will be able to voluntarily prepay the principal of any advance, without penalty or premium, at any time in whole or in part, subject to certain breakage costs.

Financial and Other Covenants. If certain availability thresholds are not met, the Global Credit Agreement requires the Company and its restricted subsidiaries to maintain on a consolidated basis a fixed charge coverage ratio (defined as the ratio of (a) EBITDA minus capital expenditures minus taxes paid in cash to (b) the sum of cash Interest Expense plus scheduled principal payments on Debt plus management fees paid in cash plus Distributions paid in cash plus all payments made in cash in respect of any earnout or similar obligations with respect to any Acquisition) of at least 1.0 to 1.0 until the commitments have terminated and full payment of all obligations has occurred (as such capitalized terms are defined in the Global Credit Agreement).

The Global Credit Agreement also contains affirmative and negative covenants that, subject to certain exceptions, limit our ability to take certain actions, including our ability to incur debt, pay dividends and repurchase stock, make certain investments and other payments, enter into certain mergers and consolidations, engage in sale leaseback transactions and transactions with affiliates and encumber and dispose of assets.

Events of Default. The Global Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans and issue letters of credit and/or accelerate amounts due under the Global Credit Agreement and exercise other rights and remedies.

Intercreditor Agreement. On December 21, 2012, in connection with the Global Credit Agreement, the Company, EDG Holdco LLC, EM Holdings LLC, Edgen Murray Corporation, Bourland and Leverich Supply Co. LLC, Bank of America, N.A., in its capacity as agent (in such capacity, “Revolving Credit Agent”), and The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral agent for Edgen Murray Corporation’s 8 ¾% Senior Secured Notes due 2020 (the “Notes”) (in such capacity, “Notes Collateral Agent”), entered into an Intercreditor Agreement (the “Intercreditor Agreement”) dated as of December 20, 2012 to confirm the relative priority of the security interests of Revolving Credit Agent and the Notes Collateral Agent in the assets and properties of the Company, EDG Holdco LLC, EM Holdings LLC, Edgen Murray Corporation and Bourland and Leverich Supply Co. LLC and certain related matters.

Pursuant to the Intercreditor Agreement, the liens securing the obligations under the Notes are subordinate to the liens in that portion of the collateral that secures the obligations under the Global Credit Agreement (the “Bank Priority Collateral”). The Bank Priority Collateral generally consists of existing and after-acquired current assets, including all accounts receivable, inventory, cash, deposit and securities accounts and related intangibles of the respective borrowers and guarantors under such Global Credit Agreement and all products and proceeds of the foregoing.

The foregoing summaries of the Global Credit Agreement and the Intercreditor Agreement are not complete and are qualified in their entirety by the full text of those agreements, copies of which are attached to this report as Exhibits 10.5 and 10.6, respectively, and incorporated by reference herein.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed the agreements referenced above to provide investors with information regarding their terms. The agreements are not intended to provide any other factual information about the Company, the Borrowers or their businesses or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties and covenants in the agreements may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company, the Borrowers or their businesses or operations on the date hereof.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the Global Credit Agreement on December 21, 2012, certain subsidiaries of the Company repaid their obligations in full and terminated (1) the Credit Agreement, dated as of May 11, 2007, by and among Edgen Murray Corporation, Edgen Murray Canada, Inc. and Edgen Murray Europe Limited, the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch and J.P. Morgan Europe Limited, as amended, (2) the Amended and Restated Credit Agreement, dated as of May 2, 2012, by and among Bourland & Leverich Supply Co. LLC, Regions Bank, RBS Business Capital and Regions Business Capital, as amended, and (3) the related Intercreditor Agreement, dated October 16, 2012, by and between Regions Bank and The Bank of New York Mellon Trust Company, N.A. and the Intercreditor Agreement, dated October 16, 2012, by and among Edgen Murray Corporation, EM Holdings LLC, JP Morgan Chase Bank, N.A. and The Bank of New York Mellon Trust Company, National Association, as trustee.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in item 1.01 above and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.                       Description
10.5
Loan, Security and Guarantee Agreement, dated as of December 20, 2012, among Edgen Murray Corporation and Bourland & Leverich Supply Co. LLC, as U.S. Borrowers and Guarantors, Edgen Group Inc., EDG Holdco LLC, and EM Holdings LLC, as Guarantors, Edgen Murray Canada Inc., as Canadian Borrower, Edgen Murray PTE. LTD., as Singapore Borrower, Edgen Murray Europe Limited, HSP Group Limited, HS Pipequipment (Holdings) Limited, H.S. Pipequipment Limited, H.S. Pipequipment (Aberdeen) Limited, H.S. Pipequipment (Northern) Limited, and HSP Valves Limited, as UK Borrowers, any other Borrowers party thereto from time to time and certain persons party thereto from time to time as guarantors, certain financial institutions, as lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent and Security Trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Book Manager, and HSBC Bank USA, National Association and Regions Bank, as Joint Lead Arrangers, Joint Book Managers and Co-Syndication Agents and Union Bank, N.A. and Wells Fargo Bank, National Association, as Documentation Agents.

10.6
Intercreditor Agreement, dated as of December 20, 2012, by and among Edgen Murray Corporation, Bourland & Leverich Supply Co. LLC, Edgen Group Inc., EDG Holdco LLC, EM Holdings LLC, Bank of America, N.A., as US Revolving Credit Collateral Agent, and The Bank of New York Mellown Trust Company, N.A., as Notes Collateral Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2012	EDGEN GROUP INC.

	By:	/s/ Daniel J. O’Leary
Name: Daniel J. O’Leary
Title: President And Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                       Description
10.5
Loan, Security and Guarantee Agreement, dated as of December 20, 2012, among Edgen Murray Corporation and Bourland & Leverich Supply Co. LLC, as U.S. Borrowers and Guarantors, Edgen Group Inc., EDG Holdco LLC, and EM Holdings LLC, as Guarantors, Edgen Murray Canada Inc., as Canadian Borrower, Edgen Murray PTE. LTD., as Singapore Borrower, Edgen Murray Europe Limited, HSP Group Limited, HS Pipequipment (Holdings) Limited, H.S. Pipequipment Limited, H.S. Pipequipment (Aberdeen) Limited, H.S. Pipequipment (Northern) Limited, and HSP Valves Limited, as UK Borrowers, any other Borrowers party thereto from time to time and certain persons party thereto from time to time as guarantors, certain financial institutions, as lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent and Security Trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Book Manager, and HSBC Bank USA, National Association and Regions Bank, as Joint Lead Arrangers, Joint Book Managers and Co-Syndication Agents and Union Bank, N.A. and Wells Fargo Bank, National Association, as Documentation Agents.

10.6
Intercreditor Agreement, dated as of December 20, 2012, by and among Edgen Murray Corporation, Bourland & Leverich Supply Co. LLC, Edgen Group Inc., EDG Holdco LLC, EM Holdings LLC, Bank of America, N.A., as US Revolving Credit Collateral Agent, and The Bank of New York Mellown Trust Company, N.A., as Notes Collateral Agent.